UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

ADITXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	85-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2569 Wyandotte Street, Suite 101, Mountain View, CA 94043

(Address of principal executive offices, including ZIP code)

(650) 870-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 17, 2025, Aditxt, Inc. (the “Company”) reconvened the special meeting of stockholders (the “Reconvened Special Meeting”), which was initially held on February 28, 2025 in virtual format and adjourned until March 17, 2025 and subsequently adjourned on March 17, 2025 until April 17, allowing additional time for stockholders to vote on the following proposals: (i) to approve, for the purpose of Nasdaq Marketplace Rule 5635(d), the issuance of shares of common stock underlying shares of Series A-1 Convertible Preferred Stock originally issued by the Company in December 2023 (Proposal 1); (ii) to approve, for the purpose of Nasdaq Marketplace Rule 5635(d), the issuance of shares of common stock underlying shares of Series C-1 Convertible Preferred Stock and common stock purchase warrants originally issued by the Company in May 2024 and August 2024 (Proposal 2); and (iii) to approve, for the purpose of Nasdaq Marketplace Rule 5635(d), the issuance of shares of common stock underlying common stock purchase warrants originally issued by the Company in July 2024 (Proposal 3). An aggregate of 28,636,023 shares of the Company’s common stock or approximately 36.17% of the voting authority, constituting a quorum, were represented virtually, in person, or by valid proxies at the Special Meeting..

The final results for each of the matters (Proposals 1, 2 and 3) submitted to a vote of stockholders at the Reconvened Special Meeting, as set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on January 27, 2025, are as follows:

Proposal 1. At the Reconvened Special Meeting, the proposal to approve, for the purpose of Nasdaq Marketplace Rule 5635(d), the issuance of shares of common stock underlying shares of Series A-1 Convertible Preferred Stock originally issued by the Company in December 2023. During the Reconvened Special Meeting, Proposal 1 did not pass as it did not receive the affirmative vote of the holders of a majority in voting power of the votes cast. The result of the votes for Proposal 1 were as follows:

For	Against	Abstain	Broker Non-Vote
4,504,460	4,927,835	747,635	18,356,093

Proposal 2. At the Reconvened Special Meeting, the proposal to approve, for the purpose of Nasdaq Marketplace Rule 5635(d), the issuance of shares of common stock underlying shares of Series C-1 Convertible Preferred Stock and common stock purchase warrants originally issued by the Company in May 2024 and August 2024. During the Reconvened Special Meeting, Proposal 2 did not pass as it did not receive the affirmative vote of the holders of a majority in voting power of the votes cast. The result of the votes for Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Vote
4,482,280	4,928,198	769,452	18,356,093

 Proposal 3. At the Reconvened Special Meeting, the proposal to approve, for the purpose of Nasdaq Marketplace Rule 5635(d), the issuance of shares of common stock underlying common stock purchase warrants originally issued by the Company in July 2024. During the Reconvened Special Meeting, Proposal 3 did not pass as it did not receive the affirmative vote of the holders of a majority in voting power of the votes cast. The result of the votes for Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Vote
4,512,470	4,906,295	761,165	18,356,093

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2025

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer